CERTIFICATE OF CANCELLATION
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        SILVER SCREEN PARTNERS III, L.P.


     Silver Screen Partners III, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of cancelling the Certificate of Limited Partnership of the Partnership pursuant to ss.17-203 of the Act hereby certified that:

     1. The name of the limited partnership is Silver Screen Partners III, L.P.

     2. The limited partnership's Certificate of Limited Partnership was originally filed in the Office of the Secretary of State on September 17, 1986.

     3. The reason for filing this Certificate of Cancellation is that the partnership has liquidated its assets and distributed such assets to its partners.

     4. This Certificate of Cancellation shall become effective on December 31, 1997.

     IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have executed this Certificate of Cancellation as of the 23th day of December, 1997.

                                            GENERAL PARTNERS:

                                            Silver Screen Management, Inc., its
                                                     Managing General Partner


                                            By:   /s/ROLAND W. BETTS
                                                  ------------------------------
                                                  Roland W. Betts
                                                  Title: President/Treasurer


                                            /s/ROLAND W. BETTS
                                            ------------------------------------
                                            Roland W. Betts, its Individual
                                                    General Partner